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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                                   FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                     THE SECURITIES EXCHANGE ACT OF 1934

    Date of Report (date of earliest event reported):  December 29, 2000

                         MAXXAM GROUP HOLDINGS INC.
           (Exact name of Registrant as Specified in its Charter)

                                  DELAWARE
               (State or other jurisdiction of incorporation)

                                  333-18723
                          (Commission File Number)

                                 76-0518669
                   (I.R.S. Employer Identification Number)

                         5847 SAN FELIPE, SUITE 2600
                               HOUSTON, TEXAS
                  (Address of Principal Executive Offices)

     Registrant's telephone number, including area code:  (713) 975-7600

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ITEM 5. OTHER EVENTS.

     On December 29, 2000, the State of California acquired from the
Registrant's indirect wholly owned subsidiary, Scotia Pacific Company LLC
("Scotia Pacific"), approximately 1,200 acres of timberlands known as the Owl
Creek grove. The State's acquisition of the Owl Creek grove was provided for as part of the Headwaters Agreement consummated on March 1, 1999. Scotia Pacific received $67 million in cash from the sale. Scotia Pacific expects that on the
January payment date for Scotia Pacific's Timber Collateralized Notes, approximately that same amount will be released from the lien of the indenture securing the Timber Notes. While these monies will be available for distribution to Scotia Pacific's parent, The Pacific Lumber Company, the Board of Managers of
Scotia Pacific has not yet made a determination regarding the disposition of these monies.

     As part of the transaction, Pacific Lumber also donated approximately 625 acres of property, known as the "South Spit," to be added to the Humboldt Bay
Wildlife Refuge.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 2, 2001                       MAXXAM GROUP HOLDINGS INC.
                                                   (Registrant)

                                          By:  /s/ Bernard L. Birkel
                                             ----------------------------
                                                 Bernard L. Birkel
                                                     Secretary